Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-104871, 333-183875, 333-212075, and 333-239255) on Form S-8 of our report dated June 28, 2022, with respect to the financial statements of the Webster Bank Retirement Savings Plan.

/s/ KPMG LLP

Hartford, Connecticut
June 28, 2023